                                                          EXHIBIT NO. 99.9(a)


                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 2-54607 and 811-2594) (the "Registration Statement") of MFS Series Trust IV (the "Trust"), of my opinion dated December 22, 1997, appearing in Post-Effective Amendment No. 32 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on December 23, 1997.



                                                 /s/ JAMES R. BORDEWICK, JR.
                                                     -----------------------
                                                     James R. Bordewick, Jr.
                                                     Assistant Secretary


Boston, Massachusetts
October 25, 1999